Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Duke Mountain Resources, Inc. (the “Company”) on the Form 10-K for the period ended December 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Dave Gamache, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:

(i)	the Report filed by the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)	The information contained in that Report fairly presents, in all material respects, the financial condition and results of operations of the Company on the dates and for the periods presented therein.

DUKE MOUNTAIN RESOURCES, INC.

Date: March 21, 2012	By:	/s/ Dave Gamache
Dave Gamache
Chief Financial Officer